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                                  EXHIBIT 21.1

                         Subsidiaries of the Registrant

Name of Corporation                                 State of Incorporation
-------------------                                 ----------------------

North Broward Consignment, Inc.                     Florida

Thrift Shops of West Dade, Inc.                     Florida

Thrift Shops of South Broward, Inc.                 Florida

Hallandale Thrift Management, Inc.                  Florida

Hallandale Thrift, Inc.                             Florida

Thrift Shops of North Lauderdale, Inc.              Florida